DLH REPORTS FIRST QUARTER FISCAL YEAR 2015 RESULTS

•	Revenues increased 8.3% over prior year first quarter

•	Gross margin improved by 19.9% compared to the prior year first quarter

•	Adjusted EBITDA increased 80.3% over prior year first quarter

•	Working capital surplus of $1.1 million, improved by $0.4 million during first quarter

•	Management to conduct conference call/webcast today, February 5, 2015, at 11:00 a.m. EST

Atlanta, Georgia –February 5, 2015 – DLH Holdings Corp. (NASDAQ: DLHC), a leading provider of innovative healthcare services and solutions to Federal agencies announced today financial results for its first quarter ended December 31, 2014.

Table 1 - Financial Highlights

	Three Months Ended
	December 31,
($ in thousands, except per share amounts)	2014	2013
Revenues	$15,682	$14,477
Gross margin	$2,533	$2,112
Gross margin %	16.2%	14.6%
Income from operations	$259	$66
Net income	$134	$133
Income per share basic and diluted	$0.01	$0.01
Other Data
Adjusted EBITDA (1)	$557	$309

Management Discussion

"We are very pleased with our operating performance in the first quarter of fiscal year 2015, as all key metrics were improved compared to the prior year period," according to DLH President and Chief Executive Officer Zach Parker. “Our results reflect our strategy to expand our business within our key customer base and in adjacent markets, principally in healthcare, with emphasis on telehealth. We continue to have a strong backlog and a robust pipeline of qualified new business opportunities. We continue to deliver strong performance and value to our customers and their beneficiaries, as well as our shareholders."

Results for Three Months Ended December 31, 2014

Revenues were $15.7 million, an increase of $1.2 million or 8.3% over prior year first quarter. The increase in revenue is due primarily to contracts awarded in 2014 and expansion on existing contracts.

Gross margin of $2.5 million increased by $0.4 million, or 19.9%, over prior year first quarter. As a percentage of revenue, our gross margin rate of 16.2% improved by 1.6% over prior year first quarter. Favorable margin results are attributable to increased revenue, improved contract performance, continued cost controls, and higher margin on new business.

G&A expenses were $2.3 million, an increase of $0.2 million over prior year first quarter, due principally to planned expenses related to managing and growing our contract base. As a percent of revenue, G&A expenses increased by 0.4% over prior year first quarter, and were within anticipated levels required to manage and continue to grow our contract base.

Income from operations was approximately $0.3 million, an increase of approximately $0.2 million over prior year first quarter due to improved gross margin of $0.4 million offset by $0.2 million expenses as described above.

Net income was approximately $0.1 million, or $0.01 per basic and diluted share, essentially equal to the prior year period.

Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”(1)) for first quarter ended December 31, 2014 was approximately $0.6 million, an increase of approximately $0.2 million, or 80.3%, over the prior year first quarter. This increase is due principally to increased revenue and gross margin.

Kathryn JohnBull, DLH Chief Financial Officer, remarked on the quarter's financial results: "Our first quarter results continued our trend of improving our key metrics, as we delivered growth in revenue, gross margin, and adjusted EBITDA compared to the prior year period. We continue to build working capital through consistently profitable operations. "

Reconciliation of Adjusted EBITDA (a non-GAAP financial measure) to net income (loss)

(1)  We use Earnings Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”), as a supplemental non-GAAP measure of our performance. We define Adjusted EBITDA as net income plus (i) interest and other expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses — equity grants. This non-GAAP measure of our performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. This non-GAAP financial measure is limited in its usefulness and should be considered in addition to, and not in lieu of, US GAAP financial measures. Further, this non-GAAP measure may be unique to the Company, as it may be different from the definition of non-GAAP measures used by other companies. A reconciliation of Adjusted EBITDA with net income is as follows, shown in dollars in thousands:

	Three Months Ended
	December 31,
($ in thousands)	2014	2013
Net income	$134	$133
(i) Interest and other (income) expenses, net	37	(67)
(ii) Provision for taxes	89	—
(iii) Depreciation and amortization	23	26
(iv) G&A expenses — equity grants	274	217
EBITDA adjusted for other non-cash charges	$557	$309

Conference Call and Webcast Details

Interested parties may participate in the conference call by dialing into the conference call line at 1-866-515-2915; international callers dial 1-617-399-5129 (passcode 58091048) approximately five to 10 minutes prior to the call. The conference call will also be available on replay starting at 3:00 PM ET on February 5, 2015 and ending on February 12, 2015 at 11:59 PM ET. For the replay, please dial 1-888-286-8010 (passcode 88319948) or 1-617-801-6888 for international callers.

About DLH

DLH Holdings Corp. (Nasdaq: DLHC) serves clients throughout the United States as a technical services provider to the Federal government in health and logistics. Headquartered in Atlanta, GA the company was named as a Top 100 Public Company by Georgia Trend, and is a member of the National Defense Industrial Association.  DLH has over 1,200 employees working in 25 states throughout the country.  For more information, visit the corporate web site at www.dlhcorp.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2014. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating forward-looking statements.

TABLES TO FOLLOW
DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share amounts)

	(unaudited)
	Three Months Ended
	December 31,
	2014	2013
Revenue	$15,682	$14,477
Direct expenses	13,149	12,365
Gross margin	2,533	2,112
General and administrative expenses	2,251	2,020
Depreciation and amortization	23	26
Income from operations	259	66
Other income (expense) net	(36)	67
Income before income taxes	223	133
Income tax expense	89	—
Net income	$134	$133

Net income per share, basic and diluted	$0.01	$0.01
Weighted average common shares outstanding
Basic	9,601	9,494
Diluted	10,048	9,549

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except par value of shares)

	(unaudited)
	December 31, 2014	September 30, 2014
ASSETS
Current assets:
Cash and cash equivalents	$3,758	$3,908
Accounts receivable, net	12,277	12,372
Deferred taxes, net	84	84
Other current assets	610	510
Total current assets	16,729	16,874
Equipment and improvements, net	134	63
Deferred taxes, net	4,424	4,513
Goodwill	8,595	8,595
Other long-term assets	17	27
Total assets	$29,899	$30,072
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accrued payroll	11,066	11,465
Accounts payable, accrued expenses, and other current liabilities	4,570	4,746
Total current liabilities	15,636	16,211
Other long term liabilities	13	15
Total liabilities	15,649	16,226
Commitments and Contingencies
Shareholders' equity:
Preferred stock, $.10 par value; authorized 5,000 shares, none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 9,634 at December 31, 2014 and 9,568 at September 30, 2014, outstanding 9,631 at December 31, 2014 and 9,566 at September 30, 2014	10	10
Additional paid-in capital	76,356	76,083
Accumulated deficit	(62,110)	(62,244)
Treasury stock, 3 shares at cost at December 31, 2014 and 2 shares at cost at September 30, 2014	(6)	(3)
Total shareholders’ equity	14,250	13,846
Total liabilities and shareholders' equity	$29,899	$30,072

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer
Kathryn M. JohnBull, Chief Financial Officer
DLH
1776 Peachtree Street, NW
Atlanta, GA 30309
866-952-1647
Email: investorrelations@dlhcorp.com
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